Registration No. 333- 194055

As filed with the Securities and Exchange Commission on June  6, 2014

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 _________________________

FORM S-1/A

AMENDMENT No. 3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

________________________

KANGE CORP.

 (Name of small business issuer in its charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	7371 (Primary Standard Industrial Classification Number)	EIN 33-1230169 (IRS Employer Identification Number)

848 N. Rainbow Blvd #3435 Las Vegas,

 Nevada, Zip: 89107
                 Tel: 702.475.5537

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

____________________________

EASTBIZ.COM, INC.

5348 Vegas Drive, Las Vegas, NV 89108

Phone: (702) 871-8678, Fax: 702-387-3827

 (Address, including zip code, and telephone number,

including area code, of agent for service)

______________________________

Copies to:

David Lubin, Esq.

David Lubin & Associates, PLLC

10 Union Avenue, Suite 5

Lynbrook, New York 11563

Telephone: (516) 887-8200

Facsimile: (516) 887-8250

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Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:   ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ☐

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ☐

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer ☐      Accelerated filer ☐       Non-accelerated filer     ☐       Smaller reporting company    ☒

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount of Shares to be Registered(1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	2,520,000	$0.02	$50,400	$6.87

(1)   Represents shares currently outstanding to be sold by the selling shareholders.

(2)  The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457, the offering price was determined by the price shares were sold to the selling security holders in private placement transactions. The selling shareholders identified in this prospectus are underwriters; the offering price of the shares being sold must be fixed at $0.02 per share for the duration of the offering.  The fixed price of $0.02 has been arbitrarily determined. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

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The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.  THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED

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PROSPECTUS

KANGE CORP.

2,520,000 SHARES OF COMMON STOCK

This prospectus relates to the resale of 2,520,000 shares of common stock, par value $0.001, of Kange Corp. which are issued and outstanding and held by persons who are our shareholders.

Our common stock is presently not traded on any market or securities exchange

We are currently in the development stage and have nominal operations and minimal assets, which makes us a “shell company” as defined in Rule 12b-2 of the Exchange Act, as amended.  Because we are considered a shell company, the Selling Stockholders in this offering are deemed to be engaged in a distribution of our common stock and are therefore considered to be “underwriters” within the meaning of the Securities Act and with respect to the sale of the shares they are offering through this prospectus.

The Selling Stockholders identified in this prospectus on page 15 are offering their Shares of our common stock at a fixed price of $0.02 per share in accordance with the terms described under “Plan of Distribution” on page 16 of this prospectus.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK.  See section entitled "Risk Factors" on pages 8 - 13.

The selling shareholders will sell our shares at the fixed price of $0.02 per share.  We determined this offering price arbitrarily by adding a $0.01 premium to the last sale price of our common stock to investors.  This offering is priced at the time of the commencement of the offering and must remain offered at such price during the entire duration of the offering until and unless the security is subsequently listed on an exchange or is listed by a market maker on the OTC BB. Currently the company is not so listed and there is no assurance that the stock will ever be so listed.

There has been no market for our securities.  Our common stock is not traded on any exchange or on the Over-the-Counter market.  After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to become eligible for trading on the Over-the-Counter Bulletin Board.  We do not yet have a market maker who has agreed to file such application.  There is no assurance that a trading market will develop or, if developed, that it will be sustained.  Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

We are a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations.  Accordingly, the securities sold in this offering can only be resold through registration under Section 5 the Securities Act of 1933, Section 4(1), if available, for non-affiliates or by meeting the conditions of Rule 144(i).  A holder of our securities may not rely on the safe harbor from being deemed statutory underwriter under Section 2(11) of the Securities Act, as provided by Rule 144, to resell his or her securities. Only after we (i) are not a shell company, and (ii) have filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that we may be required to file such reports and materials, other than Form 8-K reports); and have filed current “Form 10 information” with the SEC reflecting our status as an entity that is no longer a shell company for a period of not less than 12 months, can our securities be resold pursuant to Rule 144.  “Form 10 information” is, generally speaking, the same type of information as we are required to disclose in this prospectus, but without an

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offering of securities.  These circumstances regarding how Rule 144 applies to shell companies may hinder your resale of your shares of the Company. Another implication of us being a shell company is that we cannot file registration statements under Section 5 of the Securities Act using a Form S-8, a short form of registration to register securities issued to employees and consultants under an employee benefit plan.

SUBJECT TO COMPLETION, DATED JUNE 6, 2014

TABLE OF CONTENTS

PROSPECTUS SUMMARY	5
RISK FACTORS	8
FORWARD LOOKING STATEMENTS	14
USE OF PROCEEDS	14
DETERMINATION OF OFFERING PRICE	15
DILUTION	15
SELLING SHAREHOLDERS	15
PLAN OF DISTRIBUTION	17
DISCRIPTION OF SECURITIES	19
INTEREST OF NAMED EXPERTS AND COUNSEL	20
DESCRIPTION OF BUSINESS	21
MARKET OF COMMON EQUITY AND RELATED SHAREHOLDER MATTERS	26
MANAGEMENT’S DISCUSION AND ANALYSIS OF FINANSIAL CONDITION AND PLAN OF OPERATIONS	27
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS	29
AVAILABLE INFORMATION	29
DIRECTORS EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS	29
EXECUTIVE COMPENSATION	31
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANEGEMENT	31
CERTAIN RELATOINSHIPS AND RELATED TRANSACTIONS	32
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	32
INDEX OF FINANSIAL STATEMENTS	34
INFORMATION NOT REQUIRED IN PROSPECTUS	44

Dealer Prospectus Delivery Obligation

Until ________________2014, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” “OUR,” AND “KANGE CORP.” REFERS TO KANGE CORP. THE FOLLOWING SUMMARY IS NOT COMPLETE AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU.  YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

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KANGE CORP.

We are a development stage company and we intend to commence business operations in developing and selling mobile software products, for Apple and android platforms. To date, we have not begun any business operations other than the development of a business plan and the execution of an agreement. We executed an agreement with a software developer, Aleksandr Mihailishin. We also began developing the website www.kangecorp.com. We are a development stage company. We cannot state with certainty whether we will achieve profitability. We do not have revenues or operations; we have minimal assets and have incurred losses since Inception (August 16, 2013). Our auditors have issued a going concern opinion.  This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months.

We are not raising any money in this offering. We do not have sufficient cash and cash equivalents to execute our operations and will need to obtain additional financing to operate our business for the next twelve months. Additional financing,  whether through public or private equity or debt financing,  arrangements  with the security  holder or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us. We intend to seek funding from additional sale of our common stock or from advances from our officer and director. At the present time, we have not received any confirmation from any party of their willingness to loan or invest funds to the company.

KANGE CORP. was incorporated in Nevada on August 16, 2013. Our principal executive office is located at 848 N.Rainbow Blvd #3435, Las Vegas, NV, 89107. Our phone number is 702-475-5537                .

From Inception (August 16, 2013) until the date of this filing, we have had very limited operating activities.  Our financial statements from Inception (August 16, 2013) through February 28, 2014, reports no revenues and a net loss of $7,737.

KANGE CORP. anticipates that it will derive its income from the sale of software products. Specifically, customers will be charged an initial fee to download our basic software product. Additional software features will be available for additional charges. Additionally, customers will be charged ongoing monthly fees for continued use of our products and additional fees for, software upgrades and other software modifications. We do not anticipate earning revenues until we enter into commercial operation.  Since we are presently in the development stage of our business, we can provide no assurance that we will successfully sell any products or mobile applications related to our planned activities.

The Company plans to develop and market software product for small business owners as a mobile application for end users of the current generation iPhone 5S, 5, iPad from Apple, Inc. Additionally we plan to develop for the applications for android platform. The mobile application’s digital content will be customizable by the owner of the particular device using our software. As of the date of this prospectus, neither our initial mobile application nor any other application has been developed to the point that we can describe specifically its nature and scope.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

Presently, we have no employees.  Our sole officer and director is responsible for all planning, development and operational duties and will continue to do so throughout the early stages of our growth.  Human resource planning will be a part of an ongoing process that will include regular evaluation of our operations.

We intend to hire employees at such time as we determine it is appropriate.  We can provide no assurance or guarantee on the date on which we will hire employees.

We have no present plans to be acquired by or to merge with another company, nor does our shareholder have plans to enter into a change of control or similar transaction.

 We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

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We are currently in the development stage and have nominal operations and minimal assets, which makes us a “shell company” as defined in Rule 12b-2 of the Exchange Act, as amended.  Because we are considered a shell company, the Selling Stockholders in this offering are deemed to be engaged in a distribution of our common stock and are therefore considered to be “underwriters” within the meaning of the Securities Act and with respect to the sale of the shares they are offering through this prospectus.

The Selling Stockholders identified in this prospectus are offering their Shares of our common stock at a fixed price of $0.02 per share in accordance with the terms described under “Plan of Distribution” of this prospectus.

The Offering:

Securities Being Offered	2,520,000 shares of common stock.
Offering Price

The selling shareholders identified in this prospectus are underwriters; the offering price of the shares being sold must be fixed at $0.02 per share for the duration of the offering. .  We determined this offering price arbitrarily by adding a $0.01 premium to the last sale price of our common stock to investors.

Securities Issued and Outstanding Prior to the Offering	5,520,000 shares of our common stock
Securities Issued and Outstanding After the Offering	5,520,000 shares of our common stock
Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.
Market for the common stock

There has been no market for our securities.  Our common stock is not traded on any exchange or on the Over-the-Counter market.  After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to become eligible for trading on the Over-the-Counter Bulletin Board.  We do not yet have a market maker who has agreed to file such application.  There is no assurance that a trading market will develop or, if developed, that it will be sustained.  Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so.

Going Concern Considerations

As reflected in the accompanying financial statements, the Company is in the development stage and has a net loss of $7,737 for the period from August 16, 2013 (inception) to February 28, 2013. This raises substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent on our ability to raise additional capital and implement our business plan

Summary Risk Factors:

Investing in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties as described under “Risk Factors,” the other information contained in this prospectus and our financial statements and the related notes before you decide whether to invest in our common stock.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from August 16, 2013 (Inception) to February 28, 2013.

Financial Summary	February 28, 2014 ($)
Cash and Deposits	14,641
Total Assets	14,641
Total Liabilities	1,178
Total Stockholders’ Equity	13,463

Statement of Operations	Accumulated From August 16, 2013 (Inception) to February 28, 2014 ($)
Total Expenses	7,737
Net Loss for the Period	7,737
Net Loss per Share		$(0.00)*

                 ‘ * denotes a loss of less than $(0.01) per share.

RISK FACTORS

In addition to the other information in this prospectus, Kange Corp. has identified a number of risk factors that the Company faces. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.   Investors should be aware of the existence of these factors and should consider them carefully in evaluating our business before purchasing the shares offered in this prospectus.

An investment in our common stock involves a high degree of risk. If any of the following risks, or any other risks not described below because they are currently unknown to us or we currently deem such risks as immaterial, but they later become material, actually occurs, it is likely that our business, financial condition, and operating results could be seriously harmed.  The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

 RISKS ASSOCIATED TO OUR BUSINESS

WE HAVE YET TO EARN REVENUE AND OUR ABILITY TO SUSTAIN OUR OPERATIONS IS DEPENDENT ON OUR ABILITY TO OBTAIN ADDITIONAL FINANCING.  AS A RESULT, THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

While at February 28, 2014, we had cash on hand of $14,641 we have accumulated a deficit of $7,737 in business development, and have no revenues as of this date. In order to expand our business operations, we anticipate that we will have to raise additional funding.  Further, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth. These factors raise substantial doubt that we will be

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able to continue as a going concern. Cutler & Co., LLC, our independent registered public accounting firm, has expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital when needed, we will not be able to complete our business plan. As a result we may have to liquidate our business and you may lose your investment. You should consider our independent registered public accountant’s comments when determining if an investment in Kange Corp. is suitable.

We are not raising any money in this offering. We do not currently have any arrangements for financing.  Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations.  These factors may impact the timing, amount, terms or conditions of additional financing available to us.  The most likely source of future funds available to us is through the sale of additional shares of common stock or advances from our sole director, Dmitri Brakin, who has informally agreed to advance us funds, however he has no formal commitment, arrangement or legal obligation to advance or loan funds to the company.

IF WE DO NOT ATTRACT CUSTOMERS, WE WILL NOT MAKE A PROFIT, WHICH WILL ULTIMATELY RESULT IN A CESSATION OF OPERATIONS.

We currently have no customers to purchase any goods or services from us.  We have not identified any customers and we cannot guarantee we ever will have any customers.  Even if we obtain customers, there is no guarantee that we will generate a profit.  If we cannot generate a profit, we will have to suspend or cease operations.  You are likely to lose your entire investment if we cannot sell machinery at prices which generate a profit.

OUR FUTURE PERFORMANCE WILL DEPEND ON MARKET ACCEPTANCE OF OUR FUTURE PRODUCTS. AT PRESENT THE COMPANY HAS NOT YET DEVELOPED ANY PRODUCT AND ACCORDINGLY HAS NO PRODUCT THAT IT CAN CURRENTLY MARKET.

The ability to develop software applications that the market determines to be desirable and willing to purchase is critically important to our success. We cannot be certain that mobile device and desktop software products that we will offer in future will be appealing to the market and, as a result, there may not be any demand for our products, our sales could then be limited, and we may never realize any revenues. In addition, there are no assurances that if we alter or develop new software products in the future, the market’s demand for those products will develop, and this could adversely affect our business and any possible revenues.

AS WE ARE A DEVELOPMENT STAGE COMPANY, OUR FAILURE TO SECURE ADDITIONAL

FINANCING MAY AFFECT OUR ABILITY TO SURVIVE.

We will require additional financing in order to establish profitable operations such financing may not be forthcoming.  Even if additional financing is available, it may not be available on terms we find favorable. Failure to secure needed additional financing will have a very serious effect on our ability to develop operations or maintain our business.

WE WILL OPERATE IN A HIGHLY COMPETITIVE ENVIRONMENT. IF WE ARE UNABLE TO

SUCCESSFULLY COMPETE WITH OTHERS BUSINESSES, THE FINANCIAL CONDITION OF OUR

BUSINESS COULD BE MATERIALLY ADVERSELY AFFECTED.

We operate in a highly competitive environment. Our competition includes small and midsized companies, and many of them may sell same services in our markets at competitive prices. Highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

WE ARE EXPOSED TO THE CREDIT RISK OF SOME OF OUR FUTURE CUSTOMERS.

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Our revenue will be dependent to a large extent on the creditworthiness of our future customers. During periods of economic downturn in the global economy, our exposure to credit risks from our customers increase, and our efforts to monitor and mitigate the associated risks may not be effective in reducing our credit risks. In the event of non-payment by one or more of our customers, our business, financial condition and operating results could be adversely affected.

THE NATURE OF OUR BUSINESS EXPOSES US TO POTENTIAL LIABILITY CLAIMS AND CONTRACT DISPUTES WHICH MAY REDUCE OUR PROFITS.

Although we have not been party to any legal claims against us, we may in future be named as a defendant in legal proceedings where parties may make a claim for damages or other remedies with respect to our projects or other matters. If it is determined that we have liability, we may not be covered by insurance or, if covered, the dollar amount of these liabilities may exceed our policy limits. Any liability not covered by our insurance, in excess of our insurance limits or, if covered by insurance but subject to a high deductible, could result in a significant loss for us, which claims may reduce our profits and cash available for operations.

DEFECTS IN OUR SOFTWARE PRODUCTS MAY ADVERSELY AFFECT OUR BUSINESS.

Complex software such as the software being developed by us may contain defects when introduced and, also, when updates and new versions are released. Our introduction of software with defects or quality problems may result in adverse publicity, product returns, reduced orders, uncollectible or delayed accounts receivable, product redevelopment costs, loss of or delay in market acceptance of our products or claims by customers or others against us. Such problems or claims may have a material and adverse effect on our business, financial condition and results of operations.

THE SOFTWARE INDUSTRY IS HIGHLY COMPETITIVE. IF WE CANNOT DEVELOP AND MARKET DESIRABLE SOFTWARE PRODUCTS THAT THE PUBLIC IS WILLING TO PURCHASE, WE WILL NOT BE ABLE TO COMPETE SUCCESSFULLY. OUR BUSINESS MAY BE ADVERSELY AFFECTED AND WE MAY NOT BE ABLE TO GENERATE ANY REVENUES.

We have many potential competitors in the mobile device and desktop computer software industry. We consider the competition is competent, experienced, and have greater financial and marketing resources than we do. Our ability to compete effectively may be adversely affected by the ability of these competitors to devote greater resources to the development, sales, and marketing of their products than are available to us.

Some of the Company’s competitors, also, offer a wider range of software products, have greater name recognition and more extensive customer bases than the Company. These competitors may be able to respond more quickly to new or changing opportunities, customer desires, as well as undertake more extensive promotional activities, offer terms that are more attractive to customers and adopt more aggressive pricing policies than the Company. Moreover, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to enhance their visibility. The Company expects that new competitors or alliances among competitors have the potential to develop and may acquire significant market share. Competition by existing and future competitors could result in an inability to secure adequate market share sufficient to support our endeavors. We cannot provide any assurances that we will be able to compete successfully against present or future competitors or that the competitive pressure we may encounter will not force us to cease operations. As a result, you may never be able to liquidate or sell any shares you purchase in this offering.

IF WE ARE UNABLE TO GENERATE A SUBSTANTIAL CUSTOMER BASE FOR OUR PRODUCTS, OUR BUSINESS WILL FAIL.

The success of our business requires that we sell mobile software products, for Apple and android platforms at a profit.  Since our revenue will be generated almost exclusively from our sale, we need to attract enough people to

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buy our mobile application to cover our costs. If we are unable to attract enough customers to purchase our products, we will generate losses and cause our business to fail.

OUR BUSINESS CAN BE EFFECTED BY CURRENCY RATE FLUCTUATIONS AS WE MAY RECEIVE PAYMENTS AND INCUR EXPENSES IN FOREIGN CURRENCY.

We may receive some of our earnings in US currency. However, some of our clients might pay us in foreign currency. Also, as our operations are based in Estonia, some of our expenses will be incurred in euro.  If we are not able to successfully protect ourselves against currency fluctuations, then our profits will also fluctuate and could cause us to be less profitable or incur losses, even if our business is doing well.

BECAUSE OUR SOLE OFFICER AND DIRECTOR HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our sole Chief Executive Officer and director, Mr. Dmitri Brakin, will only be devoting limited time to our operations. Mr. Brakin intends to devote approximately 25 hours/week of his business time to our affairs. Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations. It is possible that the demands on Dmitri Brakin from his other obligations such as EvroStroy, where he is also the president, could increase with the result that he would no longer be able to devote sufficient time to the management of Kange Corp. In addition, Mr. Brakin may not possess sufficient time for our business if the demands of managing our business increase substantially beyond current levels.

BECAUSE OUR PRINCIPAL ASSETS ARE LOCATED OUTSIDE OF THE UNITED STATES AND DMITRI BRAKIN, OUR SOLE DIRECTOR AND OFFICER, RESIDES OUTSIDE OF THE UNITED STATES, IT MAY BE DIFFICULT FOR AN INVESTOR TO ENFORCE ANY RIGHT BASED ON U.S. FEDERAL SECURITIES LAWS AGAINST US AND/OR MR. BRAKIN, OR TO ENFORCE A JUDGMENT RENDERED BY A UNITED STATES COURT AGAINST US OR MR. BRAKIN.

While we are incorporated in the State of Nevada, our place of business and director are foreigners. Consequently, it may be difficult for U.S. investors to affect service of process on our director in the United States and to enforce judgment obtained in U.S. courts against him, based on the civil liability provisions of the United States securities laws. Since all our assets will be located outside the U.S., it may be impossible to collect or enforce a judgment against us or our director.

BECAUSE OUR SOLE OFFICER AND DIRECTOR HAS OUTSIDE BUSINESS ACTIVITIES SIMILAR TO THOSE THAT WILL BE PROVIDED BY KANGE CORP., THERE IS A POTENTIAL CONFLICT OF INTEREST, INCLUDING THE AMOUNT OF TIME HE IS ABLE TO DEDICATE TO KANGE CORP., AND ITS BUSINESS.

Our sole officer and director, Mr. Brakin, has been working as an independent promoter/DJ and engaged in activities similar to those conducted by us. Mr. Brakin works as a freelance DJ. Potential conflict of interest may arise in future that may cause our business to fail, including conflict of interest in allocating Mr. Brakin’s time to our company as well as additional conflict of interests over determining to who a particular business opportunity should be presented. We do not currently have a right of first refusal pertaining to business opportunities that come to management's attention. While our sole officer and director has verbally agreed to present business opportunities first to us, we have not adopted a policy that expressly prohibits our sole officer and director from having a direct or indirect financial interest in potential future opportunity or from engaging in business activities of the types conducted by us. As a result, in determining to whom particular business opportunities should be presented, our sole officer and director Mr. Brakin may favor his own interests over our interests and those of our shareholders, which could have a material adverse effect on our business and results of operations.

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GENERAL ECONOMIC CONDITIONS

The Company believes that our industry is sensitive to economic and competitive conditions, including national, regional and local slowdowns in construction, commercial, industrial and/or real estate activity. In addition, the Company's operating results may be adversely affected by increases in interest rates that may lead to a decline in economic activity. There can be no assurance that adverse or other economic or competitive conditions will not have a material adverse effect on the Company's operating results and financial condition.

RISKS ASSOCIATED WITH THIS OFFERING

THE REGULATION OF PENNY STOCKS BY SEC AND FINRA MAY DISCOURAGE THE TRADABILITY OF THE COMPANY'S SECURITIES.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. We are subject to a  Securities  and Exchange Commission   rule  that  imposes  special  sales  practice   requirements   upon broker-dealers  who sell such  securities  to  persons  other  than  established customers  or  accredited  investors.  For purposes  of the  rule,  the  phrase "accredited  investors"  means,  in general terms,  institutions  with assets in excess of $5,000,000,  or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds  $200,000 (or that, when combined with a spousal income,  exceeds $300,000).  For transactions covered by the rule, the broker-dealer must make a special suitability determination of the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Effectively, this discourages broker-dealers from executing trades in penny stocks.  Consequently, the rule will affect the ability of purchasers in this offering to sell their securities in any market that might develop, because it imposes additional regulatory burdens on penny stock transactions

BECAUSE WE ARE A “SHELL COMPANY”, THE HOLDERS OF OUR RESTRICTED SECURITIES WILL NOT BE ABLE TO SELL THEIR SECURITIES IN RELIANCE ON RULE 144, UNTIL WE CEASE BEING A “SHELL COMPANY”.

We are a “shell company” as that term is defined by the applicable federal securities laws.  Specifically, because of the nature and amount of our assets and our very limited operations, pursuant to applicable federal rules, we are considered a “shell company”.  Applicable provisions of Rule 144 specify that during that time that we are a “shell company” and for a period of one year thereafter, holders of our restricted securities cannot sell those securities in reliance on Rule 144.  This restriction may have potential adverse effects on future efforts to form capital. One year after we cease being a shell company, assuming we are current in our reporting requirements with the Securities and Exchange Commission, holders of our restricted securities may then sell those securities in reliance on Rule 144 (provided, however, those holders satisfy all of the applicable requirements of that rule).  For us to cease being a “shell company” we must have more than nominal operations and more that nominal assets or assets which do not consist solely of cash or cash equivalents. Potential adverse effects that these restrictions may have on future efforts to form capital.

BECAUSE WE ARE A SHELL COMPANY, YOU WILL NOT BE ABLE TO RESELL YOUR SHARES IN CERTAIN CIRCUMSTANCES, WHICH COULD HINDER THE RESALE OF YOUR SHARES.

We are a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act of 1933, as amended (the “Securities Act”), because we have nominal assets and nominal operations. Accordingly, the securities sold in this offering can only be resold through registration under Section 5 the Securities Act, Section 4(1), if available, for non-affiliates or by meeting the conditions of Rule 144(i).  Another implication of us being a shell company is that we cannot file registration statements under Section 5 of the Securities Act using a Form S-8, a short form of registration to register securities issued to employees and consultants under an employee benefit plan.

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 Additionally, though exemptions, such as Section 4(1) of the Securities Act may be available for non-affiliate holders our shares to resell their shares, because we are a shell company, a holder of our securities may not rely on the safe harbor from being deemed statutory underwriter under Section 2(11) of the Securities Act, as provided by Rule 144, to resell his or her securities. Only after we (i) are not a shell company, and (ii) have filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that we may be required to file such reports and materials, other than Form 8-K reports); and have filed current “Form 10 information” with the SEC reflecting our status as an entity that is no longer a shell company for a period of not less than 12 months, can our securities be resold pursuant to Rule 144.  “Form 10 information” is, generally speaking, the same type of information as we are required to disclose in this prospectus, but without an offering of securities.  These circumstances regarding how Rule 144 applies to shell companies may hinder your resale of your shares of the Company.

RULE 144 SALES IN THE FUTURE MAY HAVE A DEPRESSIVE EFFECT ON THE COMPANY'S STOCK PRICE.

All of the outstanding shares of common stock held by the sole present officer, director, and affiliate stockholder are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who is an affiliate or officer or director who has held restricted securities for six months may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1.0% of a company's outstanding common stock. There is no limit on the amount of restricted securities that may be sold by a non-affiliate after the owner has held the restricted securities for a period of six months if the company is a current, reporting company under the 1934 Act. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to subsequent registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time.  We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale.  As of the date of this filing, there have been no discussions or understandings between KANGE CORP. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

IF OUR SHARES OF COMMON STOCK COMMENCE TRADING ON THE OTC BULLETIN BOARD, THE TRADING PRICE WILL FLUCTUATE SIGNIFICANTLY AND STOCKHOLDERS MAY HAVE DIFFICULTY RESELLING THEIR SHARES.

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As of the date of this Registration Statement, our common stock does not yet trade on the Over-the-Counter Bulletin Board. If our shares of common stock commence trading on the Bulletin Board, there is a volatility associated with Bulletin Board securities in general and the value of your investment could decline due to the impact of any of the following factors upon the market price of our common stock: (i) disappointing results from our discovery or development efforts; (ii) failure to meet our revenue or profit goals or operating budget; (iii) decline in demand for our common stock; (iv) downward revisions in securities analysts' estimates or changes in general market conditions; (v) technological innovations by competitors or in competing technologies; (vi) lack of funding generated for operations; (vii) investor perception of our industry or our prospects; and (viii) general economic trends.

BECAUSE OUR DIRECTOR OWNS 54.3% OF OUR ISSUED AND OUTSTANDING COMMON STOCK, HE COULD MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Our director, Dmitri Brakin, owns approximately 54.3% of the outstanding shares of our common stock. Accordingly, he will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets. He will also have the power to prevent or cause a change in control. The interests of our director may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

IF DMITRI BRAKIN, OUR SOLE OFFICER AND DIRECTOR, SHOULD RESIGN OR DIE, WE WILL NOT HAVE A CHIEF EXECUTIVE OFFICER.  THIS COULD RESULT IN OUR OPERATIONS SUSPENDING, AND YOU COULD LOSE YOUR INVESTMENT.

We depend on the services of our sole officer and director, Dmitri Brakin, for the future success of our business. The loss of the services of Mr. Brakin could have an adverse effect on our business, financial condition and results of operations.  If he should resign or die we will not have any officers or directors. If that should occur, until we find another person to act as our officer or director, our operations could be suspended. In that event it is possible you could lose your entire investment. We do not carry any key personnel life insurance policies on Mr. Brakin and we do not have a contract for his services.

OUR SOLE OFFICER AND DIRECTOR HAS NO EXPERIENCE MANAGING A PUBLIC COMPANY WHICH IS REQUIRED TO ESTABLISH AND MAINTAIN DISCLOSURE CONTROLS AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

We have never operated as a public company. Dmitri Brakin, our sole officer and director has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected. Our inability to operate as a public company could be the basis of losing your entire investment in us.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate

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sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

We must raise additional capital in order for our business plan to succeed. Our most likely source of additional capital will be through the sale of additional shares of common stock. Such stock issuances will cause stockholders' interests in our company to be diluted. Such dilution will negatively affect the value of investors’ shares.

AS AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT, WE ARE PERMITTED TO RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

-

have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

-

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

-

submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

-

 disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

BECAUSE OUR COMMON STOCK IS NOT REGISTERED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, WE WILL NOT BE SUBJECT TO THE FEDERAL PROXY RULES AND OUR DIRECTORS, EXECUTIVE OFFICERS AND 10% BENEFICIAL HOLDERS WILL NOT BE SUBJECT TO SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Our common stock is not registered under the Exchange Act, and we do not intend to register our common stock under the Exchange Act for the foreseeable future (provided that, we will register our common stock under the Exchange Act if we have, after the last day of our fiscal year, more than 500 shareholders of record, in accordance with Section 12(g) of the Exchange Act;).  As long as our common stock is not registered under the Exchange Act,

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we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the SEC a proxy statement and form of proxy complying with the proxy rules.  In addition, so long as our common stock is not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common stock will not be subject to Section 16 of the Exchange Act.  Section 16(a) of the Exchange Act requires executive officers and directors, and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4, and 5 respectively.  Such information about our directors, executive officers, and beneficial holders will only be available through periodic reports and any registration statements on Form S-1 we file.

OUR REPORTING OBLIGATIONS UNDER SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, MAY BE SUSPENDED AUTOMATICALLY IF WE HAVE FEWER THAN 300 SHAREHOLDERS OF RECORD ON THE FIRST DAY OF OUR FISCAL YEAR.

If our common stock is not registered under the Exchange Act, our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record.  This suspension is automatic and does not require any filing with the SEC.  In such an event, we would only be required to file an annual report for the twelve months after this prospectus is declared effective by the SEC. Accordingly, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations.   If our obligation to file reports under Section 15(d) is suspended it may decrease our common stock’s liquidity, if any, affecting your ability to resell our common stock.

                                                                                                                                         FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

The selling shareholders identified in this prospectus are underwriters; the offering price of the shares being sold must be fixed at $0.02 per share for the duration of the offering. We determined this offering price arbitrarily, by adding a $0.01 premium to the last sale price of our common stock to investors. Currently the company is not listed on the OTCBB and there is no assurance that the stock will ever be so listed. Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share. Because we have no significant operating history, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business

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expansion. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 2,520,000 shares of common stock offered through this prospectus.  These shares were acquired from us in private placements that were exempt from registration provided under Regulation S of the Securities Act of 1933.  All shares were acquired outside of the United States by non-U.S. persons.  The shares include the following:

1.           1,400,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 that was completed on September 23, 2013 at the price of $0.005 per share.

2.           1,120,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 that was completed on October 17, 2013 at the price of $0.01 per share.

We are currently in the development stage and have nominal operations and minimal assets, which makes us a “shell company” as defined in Rule 12b-2 of the Exchange Act, as amended.  Because we are considered a shell company, the Selling Stockholders in this offering are deemed to be engaged in a distribution of our common stock and are therefore considered to be “underwriters” within the meaning of the Securities Act and with respect to the sale of the shares they are offering through this prospectus.

The Selling Stockholders identified in this prospectus are offering their Shares of our common stock at a fixed price of $0.02 per share in accordance with the terms described under “Plan of Distribution” of this prospectus.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.				the number of shares owned by each prior to this offering;
2.				the total number of shares that are to be offered for each;
3.				the total number of shares that will be owned by each upon completion of the offering; and
4.				the percentage owned by each upon completion of the offering.
Name Of Selling Shareholder	Shares Owned Prior To This Offering	Total Number Of Shares To Be Offered For Selling Shareholders Account	Total Shares to Be Owned Upon Completion Of This Offering	Percentage of Shares owned Upon Completion of This Offering

VLADIMIR BRAKIN	100,000	100,000	0	0

ROSALIA BRAKINA	100,000	100,000	0	0

SEMJON KOSSONOGOV	100,000	100,000	0	0

PAVEL GINKO	100,000	100,000	0	0

ANDREI BRELOV	100,000	100,000	0	0

ROMAN KARETIN	100,000	100,000	0	0

JEVGENI TRUHHAN	100,000	100,000	0	0

VIKTORIA ALEKSEJEVA	70,000	70,000	0	0

DMITRIJ SISKO	70,000	70,000	0	0

KIIRA KOREPINA	70,000	70,000	0	0

EDUARD ZAGORUIKO	90,000	90,000	0	0

IVAN RAIZVIHH	70,000	70,000	0	0

SERGEI ZADNIPRJANETS	90,000	90,000	0	0

MARK SEMJONOV	70,000	70,000	0	0

SERGEI TSVETKOV	90,000	90,000	0	0

ROMAN SMORODIN	70,000	70,000	0	0

ELINA BOSTROVA	90,000	90,000	0	0

VADIM PEREPELJAKOV	100,000	100,000	0	0

KATRIN ROTH	70,000	70,000	0	0

SERGEI SERGEJEV	100,000	100,000	0	0

ILYA BELTSENKOV	100,000	100,000	0	0

SERGIN VJATSESLAV	90,000	90,000	0	0

ARTUR PINAJEV	90,000	90,000	0	0

GALINA ROTH	90,000	90,000	0	0

EMIL RAHHIMOV	100,000	100,000	0	0

JEVGENI RATMANOV	100,000	100,000	0	0

KILIKEJA GINKO	100,000	100,000	0	0

ARTUR SAAGE	100,000	100,000	0	0

Total number of shares:	2,520,000	2,520,000

Our sole director and officer, Dmitri Brakin is related to the following shareholders:

Rosalia Brakin -- mother, and Vladimir Brakin – father.

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares.  The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The percentages are based on 5,520,000 shares of common stock issued and outstanding on the date of this prospectus.

None of the selling shareholders:

1.

has had a material relationship with us other than as a shareholder at any time within the past three years, other than as indicated above;

2.

has ever been one of our officers or directors;

3.

is a broker-dealer; or a broker-dealer's affiliate.

              We may require the selling security holders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to this registration statement to reflect any material changes to this prospectus.

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Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.  There are no arrangements, agreements or understandings with respect to the sale of these securities.

We are currently in the development stage and have nominal operations and minimal assets, which makes us a “shell company” as defined in Rule 12b-2 of the Exchange Act, as amended.  Because we are considered a shell company, the Selling Stockholders in this offering are deemed to be engaged in a distribution of our common stock and are therefore considered to be “underwriters” within the meaning of the Securities Act and with respect to the sale of the shares they are offering through this prospectus.

The Selling Stockholders identified in this prospectus are offering their Shares of our common stock at a fixed price of $0.02 per share in accordance with the terms described under “Plan of Distribution” of this prospectus.  We determined this offering price arbitrarily by adding a $0.01 premium to the last sale price of our common stock to investors.  This offering is priced at the time of the commencement of the offering and must remain offered at such price during the entire duration of the offering until and unless the security is subsequently listed on an exchange or is listed by a market maker on the OTC BB. Currently the company is not so listed and there is no assurance that the stock will ever be so listed.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144, when eligible.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock.  In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	Not engage in any stabilization activities in connection with our common stock;

2.	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which contains:

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-

a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

-

a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements;

-

a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

-

a toll-free telephone number for inquiries on disciplinary actions;

-

a definition of significant terms in the disclosure document or in the conduct of trading penny stocks; and

-

such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

-

bid and offer quotations for the penny stock;

-

the compensation of the broker-dealer and its salesperson in the transaction;

-

the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

-

monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules.  Therefore, stockholders may have difficulty selling those securities.

Description of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of May  14, 2014, there were 5,520,000 shares of our common stock issued and outstanding that is held by 29 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.  Holders of common stock do not have cumulative voting rights.  Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.  Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.  Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

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Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business.  As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

Options

We have not issued and do not have any outstanding options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, an interest, direct or indirect, in the registrant or any of its parents or subsidiaries.  Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Cutler & Co., LLC, an independent, PCAOB registered, public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DESCRIPTION OF BUSINESS

Business development

We are incorporated in the State of Nevada, on August 16th, 2013. Our official business address is located in 848 N. Rainbow Blvd #3435, Las Vegas, NV, 89107. Our telephone number is 702.475.5537. We have established a fiscal year end of November 30st.

We have never been a party to any bankruptcy, receivership or similar proceeding, nor have we undergone any material reclassification, merger, consolidation, purchase or sale of a significant amount of assets not in the ordinary course of business.

The Company plans to develop and market software product as a mobile application for end users of the current generation iPhone 5S, 5, iPad from Apple, Inc., and mobile phones with android platform. The mobile application’s digital content will be customizable by the owner of the particular device using our software. We plan to stay on the

22

cutting edge of the constantly changing mobile application market, and our goal is to create a quality reputation within the mobile software community and marketplace. We plan to sell our initial applications through Apple App Store or through our own online retail website to small business owners, who desire their own mobile applications and want to control the content.

As of the date of this prospectus, neither our initial mobile application nor any other application has been developed to the point that we can describe specifically its nature or its scope. We anticipate that we will receive revenue from the sale of our software products. Specifically, customers will be charged an initial fee to download our basic software product. Additional software features will be available for additional charges. Additionally, customers will be charged ongoing monthly fees for continued use of our products, software upgrades and other software modifications.

 As of the date of this prospectus, the amounts of the prices for our products have not been determined. As our software products are completed, we will determine the prices based upon our costs and the prices of competing products.

We have yet to commence planned operations to any significant measure. As of the date of this prospectus, we, have had only limited start-up operations and have not generated revenues. We will not be profitable until we derive sufficient revenues and cash flows from sales of our software products. Our administrative office is located at 848 N. Rainbow Blvd #3435, Las Vegas, NV. Our fiscal year ends on is November 30.

As of the date of this prospectus, we have not developed or sold any of our software or other products nor have we generated any revenue from operations.

We estimate to require approximately $30,000 in the next twelve months, with most of our expenses coming out in the last quarter, and therefore currently, we do not have enough cash to finance our operations for that period.

Our initial software product is planned to be the framework and basic code for an iPhone 5/iPad application that can be used as a template for essentially an infinite number of mobile applications for small business owners. By building the engine and template in advance and then using the same basic code repeatedly, we should avoid certain costs of development for each new application. Each new customer would have a set of features to choose from, which would provide the necessary content for the Company to customize an application for such customer’s business.

The Company would generate the engine/code/template and then customize it for each mobile application, thus providing a solution for small businesses to have their own iPhone 5/ 5S or android application for a fraction of the cost of developing such an application from scratch. Customers could choose from a variety of features, including but not limited to:

-

Custom graphics throughout the application (home screen, icons, buttons, etc.

-

Audio/Video/Photo content

-

Maps and contact information

-

Links to external websites

-

Connections to social networking for use of content from popular sites such as, Facebook, Twitter, Instagram and MySpace

-

Commerce for purchases from within application, or link to an online store

In addition to customized mobile application, our customers will receive a customized publishing application (PC-based initially, with a Mac version coming later) to manage the content in their apps. To update, add, or delete content, the customer uses the publishing application, which in turn communicates with a central server where the content is hosted and the updates will be made to the app the next time it is launched.

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We intend to charge each of our customers an initial fee to download our basic application. The fee will be determined based upon the features each user desires. Additionally, each user will be charged a monthly fee for the continued use of our application. Upgrades and other modifications will be available to our customers for appropriate fees. We have not yet finalized the amount of those fees.

Our President, Dmitri Brakin, has been interviewing potential software developers regarding our products. Currently, the Company has an agreement in place with Aleksadr Mihailishin a software developer. Our target market for our initial software are small business owners application that desire their own iPhone 5S, 5, iPad or android application as part of their marketing efforts.

Distribution

We plan to initially focus our effort of distribution through online sales directly to the consumers in Europe. With our limited resources, the cost efficiencies involved in online sales is our targeted method for the distribution of our products. The Company has secured a distinctive URL (web address) in www.kangecorp.com. We have used estimates as to the cost of a fully functioning website with e-commerce functionality to be between $5,000 and $9,000. While it is possible that the costs for a fully functional website could greatly exceed $5,000 to $9,000, we believe that we can have a third party web development company build a website to our specifications that will generate revenues for a price in that range. Such a website would be comprised of Company information, every product that we offer, and the ability to generate significant sales. Currently, the Company does not have a website in place but desires to build a website upon completion of this offering. The proposed website would additionally include efforts by the Company to engage in Search Engine Optimization and cross-marketing/linking with other software-related websites to drive traffic to www.kangecorp.com. At this time, no other websites or companies have been engaged, negotiated with, or contracted to participate in cross-linking or cross-marketing with the Company with regard to website related activities.

Product Development

 We believe that with the growth of Apple’s App Store, small businesses owners, such as store owners, boutique owners, professionals and customer services business should consider offering their own iPhone 5S/5/iPad or android application as part of their marketing strategy. By offering them that opportunity at a price less than it would cost for another company to develop the application from scratch, we hope that we will stand out in the competitive mobile software application market.

Our short term goals include the development of an Apple iPhone 5S/5/iPad software application template that can be customized for each customer, to develop a PC-based publisher that communicates with a central server, so that each customer can control the content (photos, videos, audio files, etc.) of its mobile application from its own PC.

In short term, within the next 12 months, we plan to have are current projects designed, developed, quality-tested, and completed for online sale for Apple platform to direct markets. On long term, as certain milestones are achieved at existing levels, new areas of design and development will be added. These new areas translate into the introduction of more products and more features to offer our customers, including entering more aggressively into Google’s mobile marketplace, offered with all mobile devices running the Android operating system. These new products and long term goals are dependent on future financing and therefore may not occur.

Industry and Trend Analysis and Competition

The use of mobile applications has increased in recent years due to the introduction 3G and 4G. Smartphones running operating systems like Apple’s iPhone, Google’s Android, and RIM’s Blackberry. These devices allow the download of mobile applications to do everything from getting news and weather, to play games, engage in social networking activities, or shop directly from smartphones, and much more.

We believe that there are sufficient numbers of potential end users for the applications we plan to build. We hope that we can provide a relatively low cost solution to our customers available in the Apple App Store or for android platform, giving them additional resources to market themselves.

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BiznessApps offers a similar application for a starting cost of $59.00 per month. A similar competitor is MutualMobile, who concentrates more on development of mobile applications for larger companies. We believe that by concentrating on small business owners in the industries of music and the arts, we can provide an affordable solution for a personalized and customizable mobile application for Apple’s iOS platform and for the android platform.

The market for iPhone 5S/5/iPod Touch mobile applications is highly competitive. There are many international companies who are in business of developing applications software. Some of those companies are well established companies with large client base. We will attempt to compete with these competitors by working with smaller business owners and give them a more personalized service. We expect competition to continue to intensify in the future. Competitors include companies with substantial customer bases and working history. There can be no assurance that we can maintain a competitive position against current or future competitors, particularly those with greater financial, marketing, service, support, technical and other resources. Our failure to maintain a competitive position within the market could have a material adverse effect on our business, financial condition and results of operations. There can be no assurance that we will be able to compete successfully against current and future competitors, and competitive pressures faced by us may have a material adverse effect on our business, financial condition and results of operations.

Target Markets

We believe that there is a sufficient number of small businesses owners and professionals that will benefit from offering their own iPhone 5S/5/iPad applications in the Apple App Store and android platform application. By marketing our services and products to these individuals and small companies, we may obtain enough of the market share to sustain our operation and be profitable.

We believe that our customizable mobile applications should be able to be offered worldwide. Our intended markets include Europe North America, South America, Australia, and Asia. Specific targeted customers will include:

-

Small store and boutique owners. This is the main target, those who are interested for an inexpensive way to present their small businesses through mobile applications. By having their own mobile applications, they should be able to further promote their businesses and eliminate some printed materials/brochures.

-

Professionals such as hair dressers, dentist or cosmetologists. This segment of customers could use our mobile application for the promotional purposes and appointment confirmations.

-

Independent Video Producers. With the success of YouTube, we believe that families and independent video producers are capturing, archiving, and sharing more digital video content than ever before. We intend to also target those independent videographers and offer them a way to share their videos with their own mobile applications.

Marketing

We will be using all the internet marketing tools to get known all over the world. From twitter and Facebook, to Instagram, My space and others social networks, we could link our website to many of these sites to make ourselves visible and competitive. We believe that the users of Apple’s mobile devices, by nature of owning these devices, are people who are familiar with the Internet (they are online) and are proficient in using the Apple App Store, as well as general web browsing for actions such as email, shopping and social networking. We intend that these users will be our largest prospective customers and, thus, most of our marketing budget and efforts will go towards online marketing. We will also use banner advertisement, pay per click and organic search.

Banner advertising: New technologies have given to online advertisement customization capabilities when it comes to banner advertising. Advertisers now have the ability to have their banner ads appear on pages devoted to certain types of content. We can have our ad appear on a site only when it is presenting an article on the architectural design industry. We can also use geo-targeting tactics. By tracking the IP address of the user, we can have ads appear before those in a location we are targeting.

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Pay Per Click: Pay-Per-Click allows us to create a small text ad, and then have that ad appear on screen when the user is searching on keyword relating to our business. Google and its AdWords program is currently the leader in this space, with Yahoo! and Microsoft in second and third place respectively. With Pay-Per-Click our ad appears in the Sponsored Links section of the search results page.

Organic Search: The remainder of the search results page is made up of organic or "natural" search results. These listings are generated based on the HTML tags and relevant content found in a website. By specifically tailoring these elements, we can focus on particular audiences in a similar fashion as Pay-Per-Click.

Locally, in Europe initially, we will be sending flyers via the internet to all the registered businesses that could use mobile applications. Also, we could send flyers to companies whom we think they might use our services.

We may also use tradeshows and other consumer events to promote our products and our brand. As with print media, these events are relatively expensive compared to online marketing. Significant competitors in the software industry use these events for product marketing, new product releases, and product branding. Having a presence at these events usually takes at approximately 3-6 months’ worth of planning and requires signage, representative, samples, and other promotional materials. We have done the necessary due diligence regarding this marketing method and plan to utilize that method when we can afford it.

Employees

At this point, we only have one employee, who acts as a director, officer and salesperson. This director is willing to invest as much time as possible in locating clients, but if the company does not start generating profit to pay him a salary, he will have less time to invest in the business, as he will have to get another job to provide for himself. For this reason, we need to acquire another source of funding to be able to continue our operations for the next twelve months, on a bigger scale, as soon as possible. Also, because our director will own the majority of the shares, he will be able to control corporate decisions that may be disadvantageous to the other shareholders. Accordingly, he will have a significant influence on the operations, transactions and assets of the business. He will also have the power to prevent or cause a change of control. The interests of our director may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

If our officer and director should resign or die, we will not have any officers or directors. This could result in our operations being suspended until we locate another CEO or our investors might lose their money. Since we do not possess a life insurance on our existing CEO and we do not have a contract for his services, the investors will have a great chance of losing their investment in the event we lose the services of Mr. Brakin.

Agreement

We signed a Mobile Application Development Agreement with Aleksandr Mihailishin (“Developer”), on November 22, 2013. Developer will perform for the Company as “work made for hire”, the services due to the development of a mobile software application for iOS devices and Android OS devices for Kange Corp. As of May 16 no work yet has been performed by Aleksandr Mihailishin for Kange Corp.

 Other material terms of the agreement are as follows:

1.   PAYMENT TERMS. Company will pay Developer the fees for the Work as set forth in the applicable Schedule for such Work in accordance with such Schedule. Kange Corp. will pay the Developer US$2,000 prior to commencement of Work, and US$3,000 within sixty (60) days from Company’s acceptance of the Work.

2.   Terms and termination: Agreement will commence as of the Effective Date, November 22, 2013, and will remain in effect until terminated. Either party may terminate this Agreement if the other party is in material breach or default of any obligation that is not cured within thirty (30) calendar days’ notice of such breach. Notwithstanding the foregoing, Company may terminate this Agreement upon three (3) days written notice to Developer.

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Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Government Regulation

We are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations of the music industry. We are subject to the laws and regulations of those jurisdictions in which we plan to sell our product, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory and supervisory requirements.

We currently have not obtained any copyrights, patents or trademarks. We do not anticipate filing any copyright or trademark applications related to any assets over the next 12 months.

Even though the president’s company is a resident of Tartu, Estonia, the company is not subject to any reporting rules under the Estonia securities commission or anywhere in Estonia.

There are no regulations and/or laws applicable to companies based in Estonia that would impact investors in the jurisdictions in which we intend to conduct business, including Nevada.

The Company is not aware of any regulatory matters applicable to conducting business in the manner described herein.

Currency Exchange

Since we will be doing business with many countries, our business is subject to currency exchange fluctuation. We will put our prices in U.S. dollars; however, some of our clients may pay us in foreign currency. Also, since we are located in Estonia, our expenses will be incurred in the Euro. If we are unable to successfully protect ourselves against currency fluctuations, our profits will also fluctuate and we could incur loses even if our business is doing fine.

Federal Securities Laws

While we are incorporated in the State of Nevada, our current sole officer and director is a foreigner. Consequently, it may be difficult for U.S. investors to affect service of process on our director in the United States and to enforce judgment obtained in U.S. courts against him, based on the civil liability provisions of the United States securities laws. Since all our assets will be located outside the U.S., it may be impossible to collect or enforce a judgment against us or our director.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

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We do not own, either legally or beneficially, any patents or trademarks.

Legal Proceedings

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company. The Company’s property is not the subject of any pending legal proceedings.

Market for Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock.  We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part.  However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As of the date of this registration statement, we have 29 registered shareholders.

Rule 144 Shares

There are currently no shares of our common stock are available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act.  The SEC had adopted amendments to Rule 144 which became effective on February 15, 2008 and applies to securities acquired both before and after that date.  Under these amendments, a person who has beneficially owned restricted shares of our common stock for at least six months is entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding the sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding the sale, are subject to additional restrictions.  Such person is entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•	1% of the total number of securities of the same class then outstanding, which will equal 55,200 shares as of the date of this prospectus; or

•	the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

 provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Such sales must also comply with the manner of sale and notice provisions of Rule 144.

Stock Option Grants

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To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.  The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business; or

2.

our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•

have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•

provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

•

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•

submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•

disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting

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standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

Plan of Operations

We are in the development stage of our business. As a development stage company, we have yet to earn revenue from operations. We may experience fluctuations in operating results in future  periods due to a variety of factors, including our ability to obtain additional funding in a timely manner and on terms favorable to us, our ability to successfully develop our business model, the amount and  timing of operating costs and capital expenditures relating to the expansion of our business, operations, infrastructure and  the  implementation of marketing programs, key agreements and strategic alliances, general economic conditions specific to our industry.

In the first quarter following the filing of this registration statement, we plan to complete the following milestones:

-

Complete our website in English. Cost: $5,000 to complete our web project and launch our website. This cost will include: website hosting fees and web designer fees.

-

Create email accounts. Cost: free

-

Apple Developer is Apple Inc.’s developer network. It is designed to make available resources to help software developers write software for the Mac OS X and iOS platforms. To be registered as an Apple developer means to have access to a complete set of technical resources, support, pre-release software and everything needed to create applications for iPod, iPhone and iPad. Apple Inc. allows anyone register as an Apple Developer. The cost is US$99/year per developer program. As soon as our office is established and the necessary equipment is purchased, we will register to Apple Developer Program.

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Hire a secretary to enter all the data in the email accounts and create templates. Paperwork, statements, letters, headers, footers, etc. Also, familiarise the secretary with the database software that she or he will be using. Cost: salary to be discussed

In the second and third quarter, we plan to:

-

Begin developing our first mobile game, once our office will be set up. On November 22, 2013 we entered into a Mobile Application Development and Intellectual Property Assignment Agreement with Aleksandr Mihailishin, who agreed to develop first mobile Application for for iOS devices and Android OS devices. The total cost is anticipated to be approximately $5,000 for the platform. According to the Mobile Application Development and Intellectual Property Assignment Agreement, we have to pay $2,000 retainer to Aleksandr Mihailishin, an independent contractor, to develop the mobile game. Aleksandr Mihailishin agrees to deliver final software applications no later than 6 months after receiving the retainer payment.

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According to the agreement, we will have to pay $3,000 balance payment after the completion of development of platform.

-

Centralize all the procedures. Prepare all the forms, the circumvent contracts and paperwork to make a sales procedure. Cost: $2,000

When the centralization will be available, it will be possible to be employed by business other countries and develop applications for them.

In the fourth quarter, we would like to:

-

Hire a salesperson and educate him on the different functionality of our Apps so we can send them to eventual and potential clients and fill up all the information on the selling product. Cost: Salaries to be discussed.

-

Continue working on the different apps to make it easier for our representative to process the information received from the seller and send that information to the right potential buyer. Cost: Salaries to be discussed.

We estimate that during the next twelve months the cost of SEC reporting and compliance should be around $10,000, including Edgar filling fee.

We did not earn any revenues from our incorporation on August 16, 2013 to February 28, 2014. We will need to raise additional financing to cover our budgeted expenses totaling approximately $30,000 in the next twelve months, with most of our expenses coming out in the last quarter, if we are unable to generate sufficient revenue. If we issue additional equity securities to raise funds, the ownership percentage of our existing security holders would be reduced.  New investors may demand rights, preferences or privileges senior to those of existing holders of our common stock. Debt incurred by us would be senior to equity in the ability of debt holders to make claims on our assets. The terms of any debt issued could impose restrictions on our operations.  If adequate funds are not available to satisfy either short or long-term capital requirements, our operations and liquidity could be materially adversely affected and we could be forced to cease operations.  At the present time, we do not have any arrangements or agreements from any party of their willingness to loan or invest funds to us company but will seek funding advances from sources such as our officer and director or from sale of our common stock.  We incurred operating expenses in the amount of $7,737 for the period from our inception on August 16, 2013 to February 28, 2014

Results of Operations for Period from August 13, 2013 (Inception) to November 30, 2013

Revenue

We did not recognize any revenue in the period from August 13, 2013 (Inception) to November 30, 2013 as we have not commenced operations as yet.

Operating Expenses

During the period from August 13, 2013 (Inception) to November 30, 2013 we incurred $678 in business license and permit costs

Net Losses

During the period from August 13, 2013 (Inception) to November 30, 2013 we incurred a net loss of $678 due to the factors described above.

Results of Operations for Period from August 13, 2013 (Inception) to February 28, 2014

Revenue

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We did not recognize any revenue in the period from August 13, 2013 (Inception) to February 28, 2014 as we have not commenced operations as yet.

Operating Expenses

During the period from August 13, 2013 (Inception) to February 28, 2014 we incurred $7,737 in business license, permit costs and professional fees.

Net Losses

During the period from August 13, 2013 (Inception) to February 28, 2014 we incurred a net loss of $7,737 due to the factors described above.

Liquidity and Capital Resources

As at February 28, 2014 we had $14,641 of cash and liabilities of $1,178, comprising a loan to our sole officer and principal shareholder.

We used $7,737 cash in our operating activities during the period from Inception (August 16, 2013) to February 28, 2014 in funding expenditure on business licenses. permits and professional fees during the period.

We neither generated nor used funds in investing activities during the period from Inception (August 16, 2013) to February 28, 2014.

During the period from Inception (August 16, 2013) to February 28, 2014, we have generated $22,748 from financing activities, $21,200 from the sale of 5,520,000 shares of our common stock and $1,178 from a loan from our sole officer and principal shareholder.

We have not attained profitable operations and are dependent upon obtaining financing to continue with our business plan. For these reasons, there is substantial doubt that we will be able to continue as a going concern.

Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Available Information

We have filed a registration statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549.  D.C. 20549.  Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

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 DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The following table sets forth the names, positions and ages of our current executive officers and directors

Name and Address of Executive Officer and/or Director	Age	Position

Dmitri Brakin 848 N. Rainbow Blvd #3435, Las Vegas, NV, 89107	30	President, Secretary, Treasurer and Director

The following is a brief description of the business experience of our executive officers, director and significant employees:

Dmitri Brakin graduated, in 2002, Kallaste TECH in Electric and software engineering. From 2002-2004, he was one of the directors of ELME METAL in Tartu, company that dealing with metal recycling. From 2004-2007, he lived in Germany and he was self-employed in the car importation business. From 2007-2009, Mr. Brakin was a Director Assistant for Alfa-Story in Tartu, a development company. Since 2009 to present, he is the president of EvroStroy, located in Tartu, Estonia, a construction company specializing on innovative and high-tech construction.

Dmitri Brakin has acted as our President, Secretary, Treasurer and sole Director since our incorporation, on August 16, 2013. He will be devoting approximately 50% of his business time to our operations. Once we expand operations and are able to attract more customers to purchase our product, Dmitri Brakin has agreed to commit more time as required. Because Dmitri Brakin will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

 During the past ten years, Mr. Brakin has not been the subject to any of the following events:

1.

Any bankruptcy petition filed by or against any business of which Mr. Brakin was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

     2.

Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

     3.

An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Brakin’s involvement in any type of business, securities or banking activities.

     4.

Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

5.  Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in certain activity, or to be associated with persons engaged in any such activity;

6.

Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

7.

Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.

Any Federal or State securities or commodities law or regulation; or

ii.

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.

Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.

Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any

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equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

TERM OF OFFICE

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statues.  Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member Dmitri Brakin, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market.  The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us.  In addition, our board of directors has not made a subjective determination as to each director that no relationships exists which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules.  Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has no committees. We do not have a standing nominating, compensation or audit committee.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our President, and Secretary and all other executive officers (collectively, the “Named Executive Officers”) from inception on August 16, 2013 until February 28, 2014:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

Dmitri Brakin, President, Treasurer and Secretary	August 16, 2013 (Inception) to February 28, 2014	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

There are no current employment agreements between the company and its officers.

Mr. Brakin currently devotes approximately twenty five hours per week to manage the affairs of the Company.  He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries.  At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

34

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by us for the benefit of our officer or director or employees.

Stock Option Grants

We have not granted any stock options to our executive officer since our Inception on Augist 16, 2013.

Consulting Agreements

We do not have an employment or consulting agreement with Dmitri Brakin. We do not pay him for acting as a director or officer.

Security Ownership of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group.  Except as otherwise indicated, all shares are owned directly.

Title of	Name and address	Amount of beneficial	Percent
Class	of beneficial owner	ownership	of class
Common	Dmitri Brakin	3,000,000	54.3%
Stock	President, Chief Executive Officer, Chief Financial
	Officer, Secretary, Treasurer, Chief Accounting Officer and Sole Director
	848 N.Rainbow Blvd #3435, Las Vegas, NV, 89107
Common	All Officers and Directors as a	3,000,000	54.3%
Stock	group (one person)	shares

The percent of class is based on 5,520,000 shares of common stock issued and outstanding as of the date of this prospectus.

Certain Relationships and Related Transactions

On August 19, 2013, we issued a total of 3,000,000 shares of restricted common stock to Mr. Brakin for payment of $3,000. On August 16, 2013, Mr. Brakin lent $678 to incorporate the Company. The director also loaned $500 to the Company on October 30, 2013 as working capital, for a total of $1,178. The loan is unsecured, bears no interest and is due on demand.

Disclosure of Commission Position Of Indemnification for
Securities Act Liabilities

Our sole officer and director is indemnified as provided by the Nevada Revised Statutes and our Bylaws.  We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

35

In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction.  We will then be governed by the court's decision.

                                                                                                                                                                                                             KANGE CORP.

36

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Directors of

Kange Corp.

848 N. Rainbow Blvd, #3435,

Las Vegas, Nevada, 89107

We have audited the accompanying balance sheet of Kange Corp. (a development stage company) as of November 30, 2013, and the related statement of operations, changes in stockholders’ equity and cash flows for the period from August 16, 2013 (Inception) through November 30, 2013. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kange Corp. as of November 30, 2013 and the results of its operations, changes in stockholders’ equity and cash flows for the period from August 16, 2013 (Inception) through November 30, 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements the Company has suffered losses from operations since August 16, 2013 (Inception) and currently does not have sufficient available funding to fully implement its business plan. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Arvada, Colorado

February 17, 2014

37

KANGE CORP.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

AS OF NOVEMBER 30, 2013

NOVEMBER 30, 2013
ASSETS
Current Assets
Cash and cash equivalents	$ 21,700
Total Current Assets	21,700

Total Assets	$ 21,700

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Loan from related party	$ 1,178
Total Current Liabilities	1,178

Total Liabilities	1,178

Stockholders’ Equity
Common stock, par value $0.001; 75,000,000 shares authorized, 5,520,000 shares issued and outstanding	5,520
Additional paid in capital	15,680
Deficit accumulated during the development stage	(678)
Total Stockholders’ Equity	20,522

Total Liabilities and Stockholders’ Equity	$ 21,700

See accompanying notes to financial statements.

38

KANGE CORP.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM AUGUST 16, 2013 (INCEPTION) TO NOVEMBER 30, 2013

For the period from August 16, 2013 (Inception) to November 30, 2013

REVENUES	$ -

OPERATING EXPENSES
Business license and permits	678
TOTAL OPERATING EXPENSES	678

NET LOSS FROM OPERATIONS	(678)

PROVISION FOR INCOME TAXES	-

NET LOSS	$ (678)

NET LOSS PER SHARE: BASIC AND DILUTED	$ (0.00)*

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	3,995,094

‘ * denotes a loss of less than $(0.01) per share.

See accompanying notes to financial statements.

39

KANGE CORP.

 (A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM AUGUST 16, 2013 (INCEPTION) TO NOVEMBER 30, 2013

	Common Stock		Additional Paid-in	Deficit Accumulated during the Development	Total Stockholders’
	Shares	Amount	Capital	Stage	Equity

Balances at Inception, August 16, 2013	-	$ -	$ -	$ -	$ -

Shares issued for cash at $0.001 per share on August 29, 2013	3,000,000	3,000	-	-	3,000

Shares issued for cash at $0.005 per share on September 23, 2013	1,400,000	1,400	5,600	-	7,000

Shares issued for cash at $0.01 per share on October 17, 2013	1,120,000	1,120	10,080	-	11,200

Net loss for the period ended November 30, 2013	-	-	-	(678)	(678)

Balances at November 30, 2013	5,520,000	$ 5,520	$ 15,680	$ (678)	$ 20,522

See accompanying notes to financial statements.

40

KANGE CORP.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM AUGUST 16, 2013 (INCEPTION) TO NOVEMBER 30, 2013

For the period from August 16, 2013 (Inception) to November 30, 2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$ (678)
CASH FLOWS USED IN OPERATING ACTIVITIES	(678)

CASH FLOWS FROM INVESTING ACTIVITIES
CASH FLOWS PROVIDED BY (USED IN) INVESTING ACTIVITIES	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	21,200
Loan from related party	1,178
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	22,378

NET INCREASE IN CASH	21,700

Cash, beginning of period	0

Cash, end of period	$ 21,700

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$ 0
Income taxes paid	$ 0

See accompanying notes to financial statements.

41

KANGE CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE AUDITED FINANCIAL STATEMENTS

FOR THE PERIOD FROM AUGUST 16, 2013 (INCEPTION) TO NOVEMBER 30, 2013

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Kange Corp. (“Kange”, “the Company”, “we”, “us” or “our”) was incorporated under the laws of the State of Nevada on August 16, 2013.  We are a development stage company and we intend to commence business operations in developing and selling mobile software products, for Apple and android platforms, starting in Estonia and Europe, which is our initial market. We also plan to provide mobile software products internationally as well.

NOTE 2 – GOING CONCERN

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred a loss since Inception (August 16, 2013) resulting in an accumulated deficit of $678 as of November 30, 2013 and further losses are anticipated in the development of its business.  Accordingly, there is substantial doubt about the Company’s ability to continue as a going concern.

The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and, or, obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand, loans from directors and, or, private placement of common stock.

NOTE 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Development Stage Company

The Company is in the development stage as defined under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915-205 "Development-Stage Entities”. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Basis of Presentation

The financial statements of the Company have been prepared on an accrual basis of accounting in accordance with generally accepted accounting principles in the United States of America “GAAP” accounting). and are presented in US dollars. The Company has adopted a November 30 fiscal year end.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $21,700 of cash and cash equivalents as of November 30, 2013.

42

KANGE CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE AUDITED FINANCIAL STATEMENTS

FOR THE PERIOD FROM AUGUST 16, 2013 (INCEPTION) TO NOVEMBER 30, 2013

NOTE 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES CONTINUED.

Fair Value of Financial Instruments

FASB ASC 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1: defined as observable inputs such as quoted prices in active markets;

Level 2:  defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and

Level 3:  defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The Company’s financial instruments consist of cash and cash equivalents and a loan from a related party. The carrying amount of these financial instruments approximate their fair value due to the short-term maturity of these items. These fair value estimates are subjective in nature and involve uncertainties and matters of significant judgment, and, therefore, cannot be determined with precision.  Changes in assumptions could significantly affect these estimates.  We do not hold or issue financial instruments for trading purposes, nor do we utilize derivative instruments

Income Taxes

Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

43

KANGE CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE AUDITED FINANCIAL STATEMENTS

FOR THE PERIOD FROM AUGUST 16, 2013 (INCEPTION) TO NOVEMBER 30, 2013

NOTE 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES CONTINUED.

Revenue Recognition

The Company will recognize revenue in accordance with ASC. 605, “Revenue Recognition”. ASC-605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company will defer any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred. The Company incurred advertising expense of $0 during the period from August 16, 2013 (Inception) to November 30, 2013.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There were no such potentially dilutive debt or equity instruments issued or outstanding during the period from August 16, 2013 (Inception) to November 30, 2013.

44

KANGE CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE AUDITED FINANCIAL STATEMENTS

FOR THE PERIOD FROM AUGUST 16, 2013 (INCEPTION) TO NOVEMBER 30, 2013

NOTE 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES CONTINUED.

Comprehensive Income

Comprehensive income is defined as all changes in stockholders' equity (deficit), exclusive of transactions with owners, such as capital investments. Comprehensive income includes net income or loss, changes in certain assets and liabilities that are reported directly in equity such as translation adjustments on investments in foreign subsidiaries and unrealized gains (losses) on available-for-sale securities.

Our comprehensive loss for the period from August 16, 2013 (Inception) to November 30, 2013 was identical to our net loss the period from August 16, 2013 (Inception) to November 30, 2013.

Recent Accounting Pronouncements

We have reviewed all recently issued, but not yet effective, accounting pronouncements and do not believe the future adoption of any such pronouncements may be expected to cause a material impact on our financial condition or the results of our operations.

NOTE 4 – LOAN FROM RELATED PARTY

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by shareholders.  Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note.

On August 16, 2013, our sole director and principal shareholder advanced $678 to the Company to fund its initial incorporation with the Nevada Secretary of State. The sole director and principal shareholder loaned a further $500 to the Company on October 30, 2013 as working capital.

NOTE 5 – COMMON STOCK

The Company has 75,000,000 authorized shares of common stock with a par value of $0.001 per share.

On August 29, 2013, the Company issued 3,000,000 shares of common stock for cash proceeds of $3,000 at $0.001 per share.

45

KANGE CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE AUDITED FINANCIAL STATEMENTS

FOR THE PERIOD FROM AUGUST 16, 2013 (INCEPTION) TO NOVEMBER 30, 2013

NOTE 5 – COMMON STOCK CONTINUED.

On September 23, 2013, the Company issued 1,400,000 shares of common stock for cash proceeds of $7,000 at $0.005 per share.

On October 17, 2013, the Company issued 1,120,000 shares of common stock for cash proceeds of $11,200 at $0.01 per share.

There were 5,520,000 shares of common stock issued and outstanding as of November 30, 2013.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

Leases

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge.  There is no obligation for the officer to continue this arrangement.  Such costs are immaterial to the financial statements and accordingly are not reflected herein.  The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

Contractual Commitments

On November 22, 2013, the Company signed a Mobile Application Development Agreement with Aleksandr Mihailishin (“Developer”). Developer will perform for the Company as “work made for hire”, the services  to develop a mobile software application for iOS devices and Android OS devices for Kange Corp.

Other material terms of the agreement are as follows:

1.

PAYMENT TERMS. Company will pay Developer the fees for the Work as set forth in the applicable Schedule for such Work. In accordance with such Schedule, Kange Corp. will pay the Developer US$2,000 prior to commencement of Work, and US$3,000 within sixty (60) days from Company’s acceptance of the Work.

2.

Terms and termination: Agreement will commence as of the Effective Date and will remain in effect until terminated. Either party may terminate this Agreement if the other party is in material breach or default of any obligation that is not cured within thirty (30) calendar days’ notice of such breach. Notwithstanding the foregoing, Company may terminate this Agreement upon three (3) days written notice to Developer.

NOTE 7– INCOME TAXES

As of November 30, 2013, the Company had net operating loss carry forwards of approximately $678 that may be available to reduce future years’ taxable income in varying amounts through 2033. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

46

KANGE CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE AUDITED FINANCIAL STATEMENTS

FOR THE PERIOD FROM AUGUST 16, 2013 (INCEPTION) TO NOVEMBER 30, 2013

NOTE 7– INCOME TAXES CONTINUED.

The provision for Federal income tax at 34% consists of the following:

NOVEMBER 30, 2013
Federal income tax benefit attributable to:
Current Operations	$ 231
Less: valuation allowance	(231)
Net provision for Federal income taxes	$ 0

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

NOVEMBER 30, 2013
Deferred tax asset attributable to:
Net operating loss carryover	$ 231
Less: valuation allowance	(231)
Net deferred tax asset	$ 0

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $231 for Federal income tax reporting purposes may be subject to annual limitations in the future. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

NOTE 8 – SUBSEQUENT EVENTS

In accordance with ASC 855-10, “Subsequent Events”, the Company has analyzed its operations subsequent to November 30, 2013 to the date these financial statements which were issued on February 17, 2014, and has determined that, other than as disclosed above, it does not have any material subsequent events to disclose in these financial statements.

47

KANGE CORP.

(A DEVELOPMENT STAGE COMPANY)

TABLE OF CONTENTS

February 28, 2014 and November 30, 2013

(Unaudited)

Balance Sheets as of February 28, 2014 and November 30, 2013                                   49

Statements of Operations for the three month period ended

February 28, 2014 and for the period from August 16, 2013                                            50

Statements of Changes in Stockholders’ Equity for the period from

August 16, 2013 (Inception) to February 28, 2014

51

Statements of Cash Flows for the three month period ended February 28, 2014

and for the period from August 16, 2013 (Inception) to February 28, 2014                     52

Notes to the Unaudited Financial Statements

  53

48

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Directors of

Kange Corp.

848 N. Rainbow Blvd #3435 Las Vegas,

 Nevada, Zip: 89107

We have reviewed the accompanying balance sheet of Kange Corp. (a Development Stage Company) as of February 28, 2014, and the related statements of operations, changes in stockholders’ equity and cash flows for the three month period ended February 28, 2014 and for the period from Inception (August 16, 2013) to February 28, 2014. These financial statements are the responsibility of the management of Kange Corp.

We have conducted our review in accordance with standards established by the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Because of the Company’s current status and limited operations there is substantial doubt about its ability to continue as a going concern. Management’s plans in regard to its current status are also described in Note 7. The financial statements do not include any adjustments that might result from the outcome of this uncertainty

Arvada Colorado
May 13, 2014	Cutler & Co. LLC

49

KANGE CORP.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

AS OF FEBRUARY 28, 2014 AND NOVEMBER 30, 2013

ASSETS	FEBRUARY 28, 2014 (unaudited)	NOVEMBER 30, 2013 (audited)
Current Assets
Cash and cash equivalents	$ 14,641	$ 21,700
Total Current Assets	14,641	21,700

Total Assets	$ 14,641	$ 21,700

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Loan from director	$ 1,178	$ 1,178
Total Current Liabilities	1,178	1,178

Total Liabilities	1,178	1,178

Commitments and Contingencies

Stockholders’ Equity
Common stock, par value $0.001; 75,000,000 shares authorized, 5,520,000 shares issued and outstanding	5,520	5,520
Additional paid in capital	15,680	15,680
Deficit accumulated during the development stage	(7,737)	(678)
Total Stockholders’ Equity	13,463	20,522

Total Liabilities and Stockholders’ Equity	$ 14,641	$ 21,700

The accompanying notes are an integral part of these unaudited financial statements

50

KANGE CORP.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS (UNAUDITED)

FOR THE THREE MONTH PERIOD ENDED FEBRUARY 28, 2014 AND FOR THE PERIOD FROM AUGUST 16, 2013 (INCEPTION) TO FEBRUARY 28, 2014

	Three months Ended February 28,2014	For the period from August 16, 2013 (Inception) to February 28, 2014

REVENUES	$ -	$ -

OPERATING EXPENSES
General expenses	7,059	7,737
TOTAL OPERATING EXPENSES	7,059	7,737

NET LOSS FROM OPERATIONS	(7,059)	(7,737)

PROVISION FOR INCOME TAXES	-	-

NET LOSS	$ (7,059)	$ (7,737)

NET LOSS PER SHARE: BASIC AND DILUTED	$ (0.00)*

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	5,520,000

 * denotes a loss of less than $(0.01) per share.

The accompanying notes are an integral part of these unaudited financial statements

51

KANGE CORP.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CHANGES IN STOCHOLDERS’ EQUITY (UNAUDITED)

FOR THE PERIOD FROM AUGUST 16, 2013 (INCEPTION) TO FEBRUARY 28, 2014

	Common Stock		Additional Paid-in	Deficit Accumulated during the Development	Total Stockholders’
	Shares	Amount	Capital	Stage	Equity

Balances at Inception, August 16, 2013	-	$ -	$ -	$ -	$ -

Shares issued for cash at $0.001 per share on August 29, 2013	3,000,000	3,000	-	-	3,000

Shares issued for cash at $0.005 per share on September 23, 2013	1,400,000	1,400	5,600	-	7,000

Shares issued for cash at $0.01 per share on October 17, 2013	1,120,000	1,120	10,080	-	11,200

Net loss for the period ended February 28, 2014	-	-	-	(7,737)	(7,737)

Balances at February 28, 2014	5,520,000	$ 5,520	$ 15,680	$ (7,737)	$ 13,463

The accompanying notes are an integral part of these unaudited financial statements

52

KANGE CORP.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE THREE MONTH PERIOD ENDED FEBRUARY 28, 2014 AND FOR THE PERIOD FROM AUGUST 16, 2013 (INCEPTION) TO FEBRUARY 28, 2014

	Three Months Ended February 28, 2014	For the period From August 16, 2013 (Inception) to February 28, 2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (7,059)	$ (7,737)
CASH FLOWS USED IN OPERATING ACTIVITIES	(7,059)	(7,737)

CASH FLOWS FROM INVESTING ACITIVITIES
CASHFLOWS PROVIDED BY INVESTING ACTIVITIES	-	-
	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	-	21,200
Proceeds from related party loan	-	1,178
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	-	22,378

NET CHANGE IN CASH	(7,059)	14,641

Cash, beginning of period	21,700	-

Cash, end of period	$ 14,641	$ 14,641

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$ -	$ -
Income taxes paid	$ -	$ -

The accompanying notes are an integral part of these unaudited financial statements

53

KANGE CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

FOR THE THREE MONTH PERIOD ENDED FEBRUARY 28, 2014 AND FOR THE PERIOD FROM AUGUST 16, 2013 (INCEPTION) TO FEBRUARY 28, 2014

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Kange Corp. (“Kange”, “the Company”, “we”, “us” or “our”) was incorporated under the laws of the State of Nevada on August 16, 2013 (Inception).  We are a development stage company and we intend to commence business operations in developing and selling mobile software products, for Apple and android platforms, starting in Estonia and Europe, which is our initial market. We also plan to provide mobile software products internationally as well.

NOTE 2 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Development Stage Company

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting).  The Company has adopted a November 30 fiscal year end.

Interim Financials

The accompanying unaudited interim financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and the rules and regulations of the Securities and Exchange Commission (“SEC”) for interim financial reporting. Accordingly, these unaudited financial statements do not include all information and footnote disclosures required for an annual set of financial statements prepared under United States generally accepted accounting principles. In the opinion of our management, all adjustments, consisting of normal recurring adjustments, considered necessary for a fair presentation of the financial position, results of operations and cash flows as of February 28, 2014 and for the interim periods presented herein have been reflected in these unaudited financial statements and the notes thereto. Interim results for the three months ended February 28, 2014 are not necessarily indicative of the results to be expected for the fiscal year as a whole. These unaudited financial statements should be read in conjunction with the audited financial statements and accompanying notes as included in this Form S-1 Registration Statement for the period ended November 30, 2013.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $14,641 of cash as of February 28, 2014.

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Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents and amounts due to shareholder. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes

Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

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KANGE CORP.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

FOR THE THREE MONTH PERIOD ENDED FEBRUARY 28, 2014 AND FOR THE PERIOD FROM AUGUST 16, 2013 (INCEPTION) TO FEBRUARY 28, 2014

NOTE 2 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such potentially dilutive debt or equity instruments issued for outstanding during the three months ended February 28, 2014 or during the period form August 16, 2013 ro Febraury 24, 2014.

Comprehensive Income

The Company has which established standards for reporting and display of comprehensive income, its components and accumulated balances.  When applicable, the Company would disclose this information on its Statement of Stockholders’ Equity.  Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

Recent Accounting Pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

NOTE 3 – LOAN FROM DIRECTOR

On August 16, 2013, our sole director and principal shareholder advanced $678 to the Company to fund its initial incorporation with the Nevada Secretary of State. The sole director and principal shareholder loaned a further $500 to the Company on October 30, 2013 as working capital. As of February 28, 2014 the total for the related party loan was $1,178. This amount is due on demand, bears no interest and is unsecured.

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KANGE CORP.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

FOR THE THREE MONTH PERIOD ENDED FEBRUARY 28, 2014 AND FOR THE PERIOD FROM AUGUST 16, 2013 (INCEPTION) TO FEBRUARY 28, 2014

NOTE 4 – COMMON STOCK

The Company has 75,000,000 authorized shares of common stock with a par value of $0.001 per share.

On August 29, 2013, the Company issued 3,000,000 shares of common stock for cash proceeds of $3,000 at $0.001 per share.

On September 23, 2013, the Company issued 1,400,000 shares of common stock for cash proceeds of $7,000 at $0.005 per share.

On October 17, 2013, the Company issued 1,120,000 shares of common stock for cash proceeds of $11,200 at $0.01 per share.

There were 5,520,000 shares of common stock issued and outstanding as of February 28, 2014

NOTE 5 – COMMITMENTS AND CONTINGENCIES

Leases

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge.  There is no obligation for the officer to continue this arrangement.  Such costs are immaterial to the financial statements and accordingly are not reflected herein.  The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

Contractual Commitments

On November 22, 2013, the Company signed a Mobile Application Development Agreement with Aleksandr Mihailishin (“Developer”). Developer will perform for the Company as “work made for hire”, the services to develop a mobile software application for iOS devices and Android OS devices for Kange Corp.

Other material terms of the agreement are as follows:

1.

PAYMENT TERMS. Company will pay Developer the fees for the Work as set forth in the applicable Schedule for such Work. In accordance with such Schedule, Kange Corp. will pay the Developer US$2,000 prior to commencement of Work, and US$3,000 within sixty (60) days from Company’s acceptance of the Work.

2.

Terms and termination: Agreement will commence as of the Effective Date and will remain in effect until terminated. Either party may terminate this Agreement if the other party is in material breach or default of any obligation that is not cured within thirty (30) calendar days’ notice of such breach. Notwithstanding the foregoing, Company may terminate this Agreement upon three (3) days written notice to Developer.

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NOTE 6 – INCOME TAXES

As of February 28, the Company had net operating loss carry forwards of approximately $7,737 that may be available to reduce future years’ taxable income in varying amounts through 2033. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

NOTE 7 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern.  However, the Company had no revenues as of February 28, 2014.  The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.  Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 8 – SUBSEQUENT EVENTS

In accordance with ASC 855-10, “Subsequent Events”, the Company has analyzed its operations subsequent to February 28, 2014 to the date these financial statements which were issued on May 16, 2014, and has determined that, other than as disclosed above, it does not have any material subsequent events to disclose in these financial statements.

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PROSPECTUS

2,520,000 SHARES OF COMMON STOCK

KANGE CORP.

_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 2014, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$6.87
Printing Expenses	$93.13
Accounting Fees and Expenses	$900.00
Auditor Fees and Expenses	$3,500.00
Legal Fees and Expenses	$3,000.00
Transfer Agent Fees	$2,000.00
TOTAL	$10,000.00

(1) All amounts are estimates, other than the SEC’s registration fee.

Indemnification of Directors and Officers

Our sole officer and director is indemnified as provided by the Nevada Revised Statutes (NRS) and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation; that is not the case with our articles of incorporation.  Excepted from that immunity are:

(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)	a transaction from which the director derived an improper personal profit; and

(4)	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)	such indemnification is expressly required to be made by law;

(2)	the proceeding was authorized by our Board of Directors;

(3)	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request.  This advance of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Recent Sales of Unregistered Securities

We issued 3,000,000 shares of our common stock to Dmitri Brakin on August 19, 2013, who was our President, Chief Executive Officer, Treasurer, Secretary and our Sole Director. He acquired these 3,000,000 shares at a price of $0.001 per share for total proceeds to us of $3,000.00.  These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 (the "Securities Act").

In connection with this issuance, Mr. Brakin was provided with access to all material aspects of the company, including the business, management, offering details, risk factors and financial statements.

He also represented to us that he was acquiring the shares as principal for his own account with investment intent.  He also represented that he was sophisticated, having prior investment experience and having adequate and reasonable opportunity and access to any corporate information necessary to make an informed decision.  This issuance of securities was not accompanied by general advertisement or general solicitation. The shares were issued with a Rule 144 restrictive legend.

We completed an offering of 1,400,000 shares of our common stock at a price of $0.005 per share to the following fourteen (14) purchasers on September 23, 2013:

Name of the Subscriber	Number of Shares
VLADIMIR BRAKIN	100,000
ROSALIA BRAKINA	100,000
SEMJON KOSSONOGOV	100,000
PAVEL GINKO	100,000
ANDREI BRELOV	100,000
ROMAN KARETIN	100,000
JEVGENI TRUHHAN	100,000
VADIM PEREPELJAKOV	100,000
SERGEI SERGEJEV	100,000
ILYA BELTSENKOV	100,000
EMIL RAHHIMOV	100,000
JEVGENI RATMANOV	100,000
KILIKEJA GINKO	100,000
ARTUR SAAGE	100,000

The total amount received from this offering was $7,000 net of fees.  We completed this offering pursuant to Regulation S of the Securities Act.

We completed an offering of 1,120,000 shares of our common stock at a price of $0.01 per share to the following fourteen (14) purchasers on October 17, 2013:

Name of the Subscriber	Number of Shares
VIKTORIA ALEKSEJEVA	70,000
DMITRIJ SISKO	70,000
KIIRA KOREPINA	70,000
IVAN RAIZVIHH	70,000
MARK SEMJONOV	70,000
ROMAN SMORODIN	70,000
KATRIN ROTH	70,000
EDUARD ZAGORUIKO	90,000
SERGEI ZADNIPRJANETS	90,000
SERGEI TSVETKOV	90,000
ELINA BOSTROVA	90,000
SERGIN VJATSESLAV	90,000
ARTUR PINAJEV	90,000
GALINA ROTH	90,000

The total amount received from this offering was $11,200 net of fees.  We completed this offering pursuant to Regulation S of the Securities Act.

Regulation S Compliance

Each offer or sale was made in an offshore transaction;

We did not make any directed selling efforts in the United States.  We also did not engage any distributors, any respective affiliates, nor any other person on our behalf to make directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Securities Act of 1933;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Securities Act of 1933; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration.

Exhibits

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant
3.2	Bylaws of the Registrant
5.1	Opinion re: Legality and Consent of Counsel
10.1	Agreement executed by Kange Corp. and a Developer.
10.2	Verbal Agreement executed: description of material loan from Mr.Brakin to Kange Corp.
23.1	Consent of David Cutler, P.C. (PCAOB Registered)

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Undertakings

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

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(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Tartu, Estonia on June 6, 2014.

KANGE CORP.

By:	/s/	Dmitri Brakin
	Name:	Dmitri Brakin
	Title:	President
(Principal Executive, Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dmitri Brakin, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of KANGE CORP., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

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In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Dmitri Brakin
Dmitri Brakin	President, Treasurer, Secretary and Director	June 6, 2014

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